Exhibit 3.95

ARTICLES OF INCORPORATION

OF

THE OTHER PHONE COMPANY, INC.

The undersigned, for the purpose of forming a corporation under the Florida General Corporation Act, adopts the following Articles of Incorporation.

ARTICLE I

NAME OF CORPORATION

The name of the Corporation is THE OTHER PHONE COMPANY, INC. and its address is 6436 N.W. 53 ST. Lauderhill, Fl 33319, or such other place of business as shall be designated by the Board of Directors.

ARTICLE II

PURPOSE

The general nature of the business and the objects and purposes proposed to be transacted and carried on are any and all activities or businesses permitted under the laws of the State of Florida or under the laws of the United States, and to engage In any other trade or business which can, in the opinion of the Board of Directors of the corporation, be advantageously carried on in connection with or auxiliary to the foregoing business or necessary or desirable in order to accomplish the foregoing.

ARTICLE III

AUTHORIZED SHARES

The aggregate number of shares which the Corporation, is authorized to issue is 500. Such shares shall be of a single class and shall have a par value of One Dollar per share.

ARTICLE IV

DIRECTORS

The number of directors constituting the board of directors of the Corporation will be no more than two (2). The method of electing said directors is provided by the By-laws. The number of directors constituting the initial Board of Directors is one (1). The name and address of the person who is to serve as the initial Board of Directors is as follows:

John Murray, III

6436 N.W. 53 St

Lauderhill, Fl 33319

ARTICLE V

INDEMNIFICATION

The Corporation shall indemnify each director, officer, and shareholder of the Corporation against any and all liability and expenses incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved, by reason of his being or having been an officer, director, or shareholder of the Corporation to the full extent permitted by the laws of the State of Florida.

ARTICLE VI

REGISTERED AGENT

In pursuance of Chapter 607.34 Florida Statutes, the following is submitted, in compliance with said act:

First, that THE OTHER PHONE COMPANY, INC. desiring to organize as a corporation under the laws of the State of Florida with its principle office, as indicated herewith in the articles of incorporation at 6436 N.W. 53 St, Lauderhill, Fl 33319, has named Anna Mae Walsh Burke, Esq., as its agent to accept service of process within this state.

The address of the Corporation’s initial registered office is suite 500, ADAMS BUILDING. 2601 E. Oakland Park Blvd. Fort Lauderdale, Fl 33306.

ARTICLE VII

The Corporation shall have perpetual existence.

ARTICLE VIII

The name and address of the Incorporator is as follows: Anna Mae Walsh Burke, Esq. #500, 2601 E. Oakland Park Blvd, Fort Lauderdale, Fl 33306.

Executed by the undersigned on April 19, 1996.

/s/ Anna Mae Walsh Burke
Anna Mae Walsh Burke

STATE OF FLORIDA

COUNTY OF BROWARD

BEFORE ME, personally appeared Anna Mae Walsh Burke, to me well known to be the person described in and who subscribed the above Articles of Incorporation, and she freely and voluntarily acknowledged before me according to law that she made and subscribed the same for the uses and purposes therein mentioned and set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 19th day of April, 1996.

ACKNOWLEDGEMENT OF APPOINTMENT OF REGISTERED AGENT

Having been named the registered agent of THE OTHER PHONE COMPANY, INC., at the place designated in the foregoing Articles of Incorporation, I hereby accept the same and agree to act in this capacity, and agree to comply with the provisions of Florida law relative to keeping the registered office open.

/s/ ANNA MAE WALSH BURKE
ANNA MAE WALSH BURKE

Articles of Amendment

to

Articles of Incorporation

of

The Other Phone Company, Inc.
(Name of Corporation as currently filed with the Florida Dept. of State) P96000034696
(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

A.	If amending name, enter the new name of the corporation:

                                                                                                                                                                                                      The new name must be distinguishable and contain the word “corporation,” “company” or “incorporated” or the abbreviation “Corp.,” “Inc.,” or “Co.,” or the designation “Corp.” “Inc.” or “Co”. A professional corporation name must contain the word “chartered,” “professional association,” or the abbreviation “P.A.”

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

D.	If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent:

New Registered Office Address:	(Florida street address)
	,	Florida
(City) (Zip Code)

New Registered Agent’s Signature, if changing Registered Agent:

I hereby accept the appointment as registered agent. I am familiar with and accept the obligation of the position.

Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Title	Name	Address	Type of Action

☐ Add
☐ Remove

☐ Add
☐ Remove

☐ Add
☐ Remove

E.	If amending or adding additional Articles, enter change(s) here:

(attach additional sheets, if necessary).    (Be specific)

Article IV is hereby deleted in its entirety and replaced with: “The number of directors constituting the board of directors of the Corporation and the method of electing said directors shall be determined as provided in the By-laws.”

F.	If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:

(if not applicable, indicate N/A)

The date of each amendment(s) adoption: December 28, 2010 (date of adoption is required)

Effective date if applicable: (no more than 90 days after amendment file date)

Adoption of Amendment(s) (CHECK ONE)

☑	The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐	The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of votes cast for the amendment(s) was/were sufficient for approval

by                                                                          .”

                             (voting group)

☐	The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐	The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated

Signature	/s/ Mary K. O’ Connell

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Mary K. O’ Connell
(Typed or printed name of person signing)

Senior Vice President, General Counsel and Secretary
(Title of person signing)